Exhibit 99.1

Peraso Receives Initial EOL Purchase Orders Totaling $11.3 Million

SAN JOSE, CA – Sept. 26, 2023 – Peraso Inc. (NASDAQ: PRSO) (“Peraso” or the “Company”), a leader in mmWave technology for 60GHz license-free and 5G licensed networks, today announced the Company has received purchase orders from multiple customers totaling $11.3 million. These non-cancelable orders represent last-time buys received to-date associated with the previously announced end-of-life (“EOL”) program for the Company’s memory integrated circuit products (“memory IC products”). Peraso has commenced fulfillment of these orders and expects shipments to extend through 2024.

“These EOL purchase orders provide us with increased visibility into our anticipated revenue and cash flow over the next several quarters,” stated Ron Glibbery, CEO of Peraso. “Based on these initial orders, as well as customer forecasts, we continue to believe that total last-time buys will range from $15 to $20 million. Further, the higher margins associated with our memory IC products are expected to contribute to near-term improvement in our consolidated financial results. We expect the EOL program to generate significant cash flow beginning this year and continuing into 2025, as we focus on expanding the customer base for our market leading mmWave technology.”

About Peraso Inc.

Peraso Inc. (NASDAQ: PRSO) is a pioneer in high-performance 60 GHz license free and 5G mmWave wireless technology, offering chipsets, modules, software, and IP. Peraso supports a variety of applications, including fixed wireless access, immersive video, and factory automation. In addition, Peraso’s solutions for data and telecom networks focus on Accelerating Data Intelligence and Multi-Access Edge Computing, providing end-to-end solutions from the edge to the centralized core and into the cloud. For additional information, please visit www.perasoinc.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are intended to be covered by the "safe harbor" created by those sections. All statements in this release that are not based on historical fact are "forward-looking statements." These statements may be identified by words such as "estimates," "anticipates," "projects," "plans," "strategy," "goal," or "planned," "seeks," "may," "might", "will," "expects," "intends," "believes," "should," and similar expressions, or the negative versions thereof, and which also may be identified by their context. All statements that address amounts of customer orders and fulfillment timing, as well as availability, operating performance, cost benefits, and advantages of the products of Peraso and anticipated use of mmWave by service providers, that are not otherwise historical facts, are forward-looking statements.

Forward-looking statements are based on certain assumptions and expectations of future events that are subject to risks and uncertainties. Actual results and trends may differ materially from historical results or those projected in any such forward-looking statements depending on a variety of factors. These factors include but are not limited to, timing, receipt and fulfillment of customer orders associated with our memory EOL program, our ability to fund inventory in support of the EOL orders, anticipated use of mmWave by service providers, the availability and performance of Peraso's products, the successful integration of Peraso's products and technology with third-party semiconductor and antenna solutions, reliance on manufacturing partners to assist successfully with the fabrication of our ICs and antenna modules, availability of quantities of ICs supplied by our manufacturing partners at a competitive cost, level of intellectual property protection provided by our patents, vigor and growth of markets served by our customers and our operations, and other risks. Peraso undertakes no obligation to update publicly any forward-looking statement for any reason, except as required by law, even as new information becomes available or other events occur in the future.

Peraso and the Peraso logo are registered trademarks of Peraso Inc. in the U.S. and/or other countries.

Company Contact:

Jim Sullivan, CFO

Peraso Inc.

P: 408-418-7500

E: jsullivan@perasoinc.com

Investor Relations Contacts:

Shelton Group

Brett L. Perry | Leanne K. Sievers

sheltonir@sheltongroup.com

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